CUSIP No.	279285100	Schedule 13D	Page	12	of	12 Pages
Exhibit 1
Agreement of Joint Filing
     Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Dated: February 27, 2009

RESILIENCE CAPITAL SPIV, LLC

By:	/s/ Bassem A. Mansour
Bassem A. Mansour
Authorized Representative

RESILIENCE CAPITAL SPIV HOLDINGS, LLC

By:	/s/ Bassem A. Mansour

Bassem A. Mansour
Authorized Representative

RESILIENCE CAPITAL SPIV GP, LLC

By:	/s/ Bassem A. Mansour

Bassem A. Mansour
Authorized Representative

/s/ Steven H. Rosen

Steven H. Rosen

/s/ Bassem A. Mansour

Bassem A. Mansour